Exhibit 99.1

Portsmouth Square, Inc. Reports Fiscal 2026 Results; Hotel Revenue Increases 20% Year-Over-Year and Operating Performance Strengthens as San Francisco Recovery Progresses

Los Angeles, California – September 29, 2026 - Portsmouth Square, Inc. (the “Company” or “Portsmouth”) financial results for the fiscal year ended June 30, 2026. Portsmouth operates in two reportable segments: Hotel Operations, which includes the Hilton San Francisco Financial District hotel and its parking garage, and Investment Transactions, which includes investment of cash in marketable securities and other investments.

Fiscal 2026 Performance Highlights

Fiscal 2026 reflected substantial operating progress. Hotel revenues increased approximately 20% year-over-year, Hotel Operations segment income increased approximately 43%, and ADR, occupancy and RevPAR all improved compared with fiscal 2025. Income from operations more than doubled, while the GAAP net loss narrowed by approximately $3.696 million. Investment Transactions also improved, with the segment loss decreasing to approximately $79,000 from approximately $146,000 in fiscal 2025.

Selected results	Fiscal 2026	Fiscal 2025	Year-over-year change
Hotel revenues	$55.797 million	$46.363 million	+20%
Income from operations	$7.789 million	$3.871 million	+101%
GAAP net loss	$(5.414) million	$(9.110) million	$3.696 million improvement
Hotel Operations segment income	$12.524 million	$8.732 million	+43%
Average daily rate (ADR)	$253	$218	+16%
Occupancy	95%	92%	+3 percentage points
RevPAR	$239	$200	+20%
Investment Transactions segment loss	$(0.079) million	$(0.146) million	$0.067 million improvement

The year-over-year improvement reflected higher room revenues, stronger occupancy, improved business travel and convention demand, and increased room availability. Fiscal 2025 also included two favorable items that did not recur in fiscal 2026: an approximately $1.416 million gain on extinguishment of debt associated with the March 2025 refinancing and an approximately $1.030 million reduction in Hotel operating expenses resulting from Aimbridge’s waiver of previously accrued incentive management fees.

Investment Transactions

Investment Transactions is a separate reportable business segment. For fiscal 2026, the segment recorded a loss of approximately $79,000, compared with a loss of approximately $146,000 in fiscal 2025. The segment measure includes gains and losses on marketable securities, dividend and interest income, and trading expenses. Net gains on marketable securities were approximately $73,000 in fiscal 2026, compared with approximately $3,000 in fiscal 2025.

EBITDA and Adjusted EBITDA (Non-GAAP Financial Measures)

In addition to GAAP results, management uses EBITDA and Adjusted EBITDA as supplemental measures. EBITDA is intended to facilitate period-to-period evaluation before the effects of interest expense, income taxes and non-cash depreciation and amortization. Management believes Adjusted EBITDA provides additional information useful in comparing fiscal 2026 with fiscal 2025 by excluding two specifically identified favorable fiscal 2025 items that did not recur in fiscal 2026. Portsmouth’s Investment Transactions results remain fully reflected in EBITDA and Adjusted EBITDA, including gains and losses on marketable securities and trading expenses; no Investment Transactions expenses are added back in calculating either measure. EBITDA and Adjusted EBITDA are non-GAAP financial measures and should be considered in addition to, and not as substitutes for, GAAP net income (loss), cash flows or other GAAP measures.

Reconciliation of GAAP net loss to EBITDA and Adjusted EBITDA (in $000s)	Fiscal 2026	Fiscal 2025
GAAP net loss	$(5,414)	$(9,110)
Interest expense - mortgage and mezzanine	9,686	10,680
Interest expense - related party	3,437	3,570
Income tax expense	1	1
Depreciation and amortization	3,640	3,534
EBITDA (Non-GAAP)	$11,350	$8,675
Less: gain on extinguishment of debt	—	(1,416)
Less: Aimbridge incentive management fee waiver	—	(1,030)
Adjusted EBITDA (Non-GAAP)	$11,350	$6,229

GAAP net loss improved by approximately $3.696 million to $5.414 million in fiscal 2026 from $9.110 million in fiscal 2025. EBITDA increased approximately 31% to $11.350 million in fiscal 2026 from $8.675 million in fiscal 2025. Adjusted EBITDA increased approximately 82% to $11.350 million in fiscal 2026 from $6.229 million in fiscal 2025. Adjusted EBITDA excludes from fiscal 2025 the $1.416 million gain on extinguishment of debt and the $1.030 million benefit from the Aimbridge incentive management fee waiver, both of which were favorable items that did not recur in fiscal 2026.

Subsequent Development

In connection with the bridge removal, the Hotel was closed from July 31, 2026 through August 9, 2026. The physical removal of the pedestrian bridge connecting the Hotel to Portsmouth Square Park was completed on August 9, 2026, and the Hotel resumed guest operations on August 10, 2026.

Liquidity and Capital Resources

As of June 30, 2026, cash and cash equivalents were approximately $4.982 million, restricted cash was approximately $8.440 million, and total cash, cash equivalents and restricted cash were approximately $13.422 million.

Net cash provided by operating activities was approximately $3.899 million in fiscal 2026, compared with net cash used in operating activities of approximately $2.148 million in fiscal 2025. Hotel capital expenditures were approximately $2.199 million in fiscal 2026.

The Company’s $67.0 million senior mortgage loan and $36.3 million mezzanine loan mature on April 9, 2027 and provide for three one-year extension options, subject to specified conditions. As of June 30, 2026, the Company was in compliance with all applicable covenants under the loan agreements. For the first extension through April 9, 2028, the senior mortgage loan requires, among other conditions, a Debt Service Coverage Ratio (DSCR) of at least 1.10:1.00. Based on management’s application of the methodology set forth in the senior loan agreement, the Company’s calculated DSCR was approximately 1.45:1.00 as of June 30, 2026. No Debt Yield requirement applies to the first extension. Management currently expects to satisfy the applicable conditions and exercise the first one-year extension option through April 9, 2028.

Portsmouth also maintains a $40.0 million unsecured revolving credit facility with The InterGroup Corporation. As of June 30, 2026, $38.108 million was outstanding and approximately $1.892 million remained available. In August 2026, the maturity of the facility was extended from July 31, 2027 to July 31, 2029.

Management Commentary

David C. Gonzalez, President of Portsmouth, said:

“Fiscal 2026 reflected substantial improvement in the Hotel’s operating performance compared with fiscal 2025. Hotel revenues increased approximately 20%, Hotel Operations segment income increased approximately 43%, and ADR, occupancy and RevPAR all improved. GAAP net loss improved by approximately $3.7 million, while Adjusted EBITDA increased approximately 82% after excluding two favorable fiscal 2025 items that did not recur in fiscal 2026. We believe these results reflect meaningful underlying improvement in the Hotel’s performance.

We also remain focused on liquidity and financing execution. Portsmouth was in compliance with the applicable Hotel loan covenants at June 30, 2026, and management currently expects to satisfy the applicable conditions and exercise the first extension option through April 9, 2028.”

John V. Winfield, Chairman of the Board and Chief Executive Officer of Portsmouth, added:

“We remain cautiously optimistic regarding the continued recovery of San Francisco and the broader environment supporting business travel, conventions and event-related demand. Investment Transactions is a separate reportable business segment, and its segment loss improved to approximately $79,000 in fiscal 2026 from approximately $146,000 in fiscal 2025. We continue to approach investment activity with a disciplined focus on market conditions, liquidity and risk.”

About Portsmouth Square, Inc.

Portsmouth Square, Inc. is a California corporation that, through its subsidiaries, owns and operates the Hilton San Francisco Financial District hotel.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws, including statements regarding the Company’s expectations concerning future Hotel operating performance, the recovery of the San Francisco hospitality market, liquidity, financing arrangements, the anticipated exercise of the first extension option under the Hotel financing and the Company’s revolving credit facility. Forward-looking statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially, including the satisfaction of applicable extension conditions and other factors described in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2026. The Company undertakes no obligation to update forward-looking statements except as required by law.

Investor Contact

Portsmouth Square, Inc.

1516 S. Bundy Drive, Suite 200

Los Angeles, CA 90025

(310) 889-2500